UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 30, 2013

NOVAGEN INGENIUM INC

(Exact name of registrant as specified in its charter)

Nevada	333-149617	98-0471927
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9120 Double Diamond Pkwy Ste 2227, Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws

On April 15, 2013, the Registrant, filed Articles of Merger with the Nevada Secretary of State in order to merge with Novagen Ingenium Inc (the "Subsidiary"), a wholly-owned subsidiary of the Registrant that was incorporated on April 2, 2013 under the laws of the State of Nevada (the "Merger"). Effective April 30, 2013, the Subsidiary will merge with and into the Registrant, with the Registrant being the surviving entity. The Merger is being completed under Section 92A.180 of the Nevada Revised Statutes, Chapter 92A, as amended, and as such, does not require the approval of the stockholders of either the Registrant or the Subsidiary. As a result of the Merger, effective April 30, 2013, the Articles of Incorporation of the Registrant were amended to change the name of the Registrant to Novagen Ingenium Inc. A copy of the Articles of Merger is attached to this Current Report as Exhibit 3.1. A copy of the Plan of Merger is attached to this Current Report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended Articles of Incorporation of the Registrant

99.1	Articles of Merger, dated April 12, 2013

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAGEN INGENIUM INC.

/s/ Micheal Nugent

Micheal Nugent

President & CEO

Date: April 30, 2013